EXHIBIT 15

Listing of Subsidiaries of Delaware Life Holdings, LLC

Entity Name	Jurisdiction	% of Voting Shares	Principal Business
Delaware Life Holdings, LLC	Delaware	—	Holding Co.
Sun Life Assurance Company of Canada (U.S.) 2	Delaware	100%	Insurance
Sun Life of Canada (U.S.) Variable Account A1	Delaware		Inactive
Sun Life of Canada (U.S.) Variable Account B1	Delaware		Inactive
Sun Life of Canada (U.S.) Variable Account C1	Delaware		VA
Sun Life of Canada (U.S.) Variable Account D1	Delaware		VA
Sun Life of Canada (U.S.) Variable Account E1	Delaware		VUL
Sun Life of Canada (U.S.) Variable Account F1	Delaware		VA
Sun Life of Canada (U.S.) Variable Account G1	Delaware		VUL
Sun Life of Canada (U.S.) Variable Account H	Delaware		VUL
Sun Life of Canada (U.S.) Variable Account I1	Delaware		VUL
Sun Life of Canada (U.S.) Variable Account K1	Delaware		Inactive
Sun Life of Canada (U.S.) Variable Account L1	Delaware		VA
Sun Life of Canada (U.S.) Variable Account M	Delaware		VUL
Sun Life of Canada (U.S.) Variable Account N	Delaware		Inactive
Sun Life of Canada (U.S.) Variable Account O	Delaware		Inactive
Sun Life of Canada (U.S.) Variable Account P	Delaware		VA VUL
Sun Life of Canada (U.S.) Variable Account Q	Delaware		VA VUL
Sun Life of Canada (U.S.) Variable Account R	Delaware		VA VUL
Sun Life of Canada (U.S.) Variable Account S	Delaware		VA VUL
KMA Variable Account1	Delaware		VA
Keyport Variable Account A1	Delaware		VA
Keyport Variable Account I1	Delaware		VUL
Sun Life (U.S.) WSA Separate Account	Delaware		[VA] [VUL]
Sun Life Insurance and Annuity Company of New York2	New York	100%	Insurance
Sun Life (N.Y.) Variable Account A1	New York		VA
Sun Life (N.Y.) Variable Account B1	New York		VA
Sun Life (N.Y.) Variable Account C1	New York		VA
Sun Life (N.Y.) Variable Account D1	New York		VUL
Sun Life (N.Y.) Variable Account E	New York		VUL
Sun Life (N.Y.) Variable Account F	New York		VA
Sun Life (N.Y.) Variable Account G	New York		VUL
Sun Life (N.Y.) Variable Account H	New York		VUL
Sun Life (N.Y.) Variable Account J1	New York		Inactive
Sun Life (N.Y.) Variable Account L	New York		VA VUL
Sun Life (N.Y.) Variable Account M	New York		VA VUL
Sun Life (N.Y.) Variable Account N1	New York		Inactive
KBL Variable Account A1	New York		VA
KBL Variable Annuity Account1	New York		VA
SLF Private Placement Investment Company I, LLC	Delaware	100%	Private Placements
Clarendon Insurance Agency, Inc.	Massachusetts	100%	Broker-Dealer
SL Investment DELRE Holdings 2009-1, LLC	Delaware	100%	Real Estate
Sun Life Financial (Bermuda) Holdings Inc.	Delaware	100%	Holding Co.
Delaware Life Insurance and Annuity Company (Bermuda) Ltd.	Bermuda	100%	Insurance
Sun Life Reinsurance (Barbados) No. 3 Corp.	Barbados	100%	Insurance

1   Separate financial statements are filed with SEC.
2   Statutory-based financials are filed with SEC.